EXHIBIT 23.2



                        CONSENT OF KPMG ACCOUNTANTS N.V.

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of the FEI Company of our report dated April 19, 1997 with respect to the combined statements of income, comprehensive loss, and cash flows for the year ended December 31, 1996 of Philips Electron Optics Operations, which report appears in Amendment No. 1 to the 1998 annual report of FEI Company filed on Form 10-K dated on April 30, 1999.



KPMG ACCOUNTANTS N.V.

KPMG Accountants N.V.

Eindhoven, The Netherlands
May 5, 1999